Exhibit 4.4(d)


                                PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT is entered into as of ___________ __, 2005, by and between Richard M. DeVos Charitable Lead Annuity Trust No. 2 ("Pledgee"), and WHITE RIVER CAPITAL, INC., an Indiana corporation ("Pledgor").


                                    RECITALS

     WHEREAS, Pledgor has acquired one hundred percent (100%) of the ownership interests in and is now the sole member of Coastal Credit, LLC, a Virginia limited liability company (the "Company"); and

     WHEREAS, pursuant to a Note Purchase Agreement between Pledgee and Pledgor dated March 9, 2005, ("Note Purchase Agreement"), Pledgor has issued to Pledgee that certain Secured Note dated as of _________ __, 2005 (as same may be amended or modified from time to time, the "Note"), evidencing indebtedness of the Pledgor to the Pledgee in the principal amount of Fifteen Million Dollars ($15,000,000) in connection with Pledgor's acquisition of the ownership interests in the Company; and

     WHEREAS, Pledgee has required the Pledgor, as a condition to the Pledgee's loan to the Pledgor, to pledge and grant to Pledgee a security interest in Pledgor's ownership interest in the Company to secure Pledgor's obligations to the Pledgee pursuant to the Note Purchase Agreement and the Note (collectively, the "Obligations").

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1. DEFINED TERMS.

     Terms that are used herein as capitalized defined terms but that are not defined herein shall have the meanings ascribed to them in the Note Purchase Agreement. Other terms used herein as defined terms, and their respective meanings, are as follows:

     "UCC" means the Uniform Commercial Code from time to time in effect in the State of Indiana.

     "Collateral" means the Pledged Units and all Proceeds thereof.

     "Person" means and includes any individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

     "Pledge Agreement" means this Pledge Agreement, as amended, supplemented, or otherwise modified from time to time.

     "Pledged Units" means the units of the Company listed on Schedule 1 hereto, together with all certificates, options, or rights of any nature whatsoever that may be issued or granted by the Company to Pledgor in respect of the Pledged Units while this Pledge Agreement is in effect.

     "Proceeds" means all "proceeds" as such term is defined in the UCC and, in any event, shall include, without limitation, all distributions or other income from, with respect to or on account of, the Pledged Units except for Permitted Distributions as hereinafter defined.

ARTICLE 2. PLEDGE; GRANT OF SECURITY INTEREST.

     Pledgor hereby pledges and delivers all of Pledgor's right, title and interest in and to the Pledged Units and hereby grants to Pledgee a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration, or otherwise) of the Obligations.

ARTICLE 3. INSTRUCTION TO COMPANY TO REGISTER PLEDGE.

     This Agreement constitutes an instruction to the Company to register the Pledged Units in favor of the Pledgee, and Pledgor will execute and deliver any other instruction to the Company to register the pledge and security interest of the Pledgee which the Pledgee may reasonably request. The Pledgor will execute and deliver to the Pledgee any instrument of assignment and any financing statement, instruction or other instrument required, or otherwise deemed necessary by the Pledgee, to perfect the Pledgee's security interest. Pledgee may file any financing statement to perfect its security interest in the Collateral signed by the Pledgee or by the Pledgor alone or, if permitted, without signature.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES.

     Section 4.1 Pledgor represents and warrants that:

          (a) Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Units, free of any and all claims, liens or options in favor of, or claims of, any other Person, except the security interest created by this Pledge Agreement;

          (b) the Pledged Units represent 100% of the ownership interests in the Company and no agreements, options, rights or privileges exist that would permit any Person to acquire an ownership interest in the Company or a right to participate in the revenues or profits of the Company;

          (c) upon delivery to Pledgee of the certificates evidencing the Pledged Units, the security interest granted pursuant to this Pledge Agreement constitutes a valid, first priority security interest in the Collateral.

ARTICLE 5. COVENANTS.

     Section 5.1 Pledgor covenants and agrees with Pledgee that, from and after the date of this Pledge Agreement and until the Obligations are paid in full in cash:

          (a) If Pledgor shall, as a result of its ownership of the Pledged Units, become entitled to receive or shall receive any additional percentage or units of ownership interest in the Company or any option or other rights or interest in the Company whether in addition to, in substitution of, as a conversion of, or in



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

     exchange for any of the Pledged Units, or otherwise in respect thereof, Pledgor shall accept it as Pledgee's agent, hold it in trust for Pledgee and deliver it forthwith to Pledgee in the exact form received, duly endorsed by Pledgor to Pledgee, if required, to be held by Pledgee hereunder as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Units upon the liquidation or dissolution of the Company shall be paid over to Pledgee to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Units or any property shall be distributed upon or with respect to the Pledged Units pursuant to the recapitalization or reclassification of the capital of the Company or pursuant to the reorganization thereof, the property so distributed shall be delivered to Pledgee to be held by it, subject to the terms hereof, as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Units shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to Pledgee, hold such money or property in trust for Pledgee, segregated from other funds of Pledgor, as additional collateral security for the Obligations.

          (b) Without the prior written consent of Pledgee, Pledgor will not (i) vote to enable, or take any other action to permit, the Company to issue any percentages or units of ownership interest of any nature or to issue any other instrument or right convertible into or granting the right to purchase or exchange for any percentages or units of ownership interest of the Company, or (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur, or permit to exist any claim, lien or option in favor of, or any claim of any Person with respect to, any of the Collateral (except Permitted Distributions), or any interest therein, except for the security interest granted by this Pledge Agreement and except with respect to Permitted Distributions. Pledgor will defend the right, title, and interest of Pledgee in and to the Collateral held by Pledgor against the claims and demands of all Persons whomsoever.

          (c) At any time and from time to time, upon the written request of Pledgee, and at the sole expense of Pledgor, Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as Pledgee may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted, including to further perfect Pledgee's security interest in the Pledged Units. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to Pledgee, duly endorsed in a manner satisfactory to Pledgee, to be held as Collateral pursuant to this Pledge Agreement.

          (d) Pledgor agrees to pay, and to save Pledgee harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales, or other taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.



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

          (e) After the restatement of the Company's operating agreement (in the form previously provided to and approved by Pledgee) promptly following the closing, Pledgor will not permit the organization documents or operating agreement of the Company to be amended in any respect without the prior written approval of the Pledgee, which right of approval may be given or withheld in the sole and absolute discretion of the Pledgee.

          (f) Pledgor shall not permit the Company to make any distributions in excess of the Permitted Distributions without Pledgee's prior written consent.

          (g) Until all of the Obligations have been satisfied in full in cash, Pledgor shall cause the Company to comply with the following: the Company will not have, without prior written approval from Pledgee, any direct or indirect indebtedness for borrowed money, including the guarantee of the indebtedness of any other Person, except for (i) indebtedness of the Company, not exceeding $125 million in principal amount, arising under its principal senior credit facility from time to time (initially, the amended finance agreement between Wells Fargo Financial Preferred Capital, Inc. and the Company, dated April 16, 2001, as amended), (ii) other indebtedness of Company which is subordinate to Company's obligation to Pledgee pursuant to the Subordinated Guaranty to the same extent and in the same manner as provided in the subordination agreement among the holder of the Company's subordinated debentures and the Pledgee, and (iii) the Company's guarantee of the Obligations pursuant to its Subordinated Guaranty in favor of Pledgee dated the date hereof.

ARTICLE 6. CASH DIVIDENDS; VOTING RIGHTS.

     Unless an Event of Default under the Note, as defined therein, shall have occurred and be continuing or any event shall have occurred that with the passage of time or the giving of notice, or both, would constitute such an Event of Default, Pledgor shall be permitted to receive and retain for Pledgor's own account cash distributions not to exceed in the aggregate 100% of the net income of the Company from the date hereof to the date of such distribution ("Permitted Distributions"), and to exercise all voting, membership and other ownership rights with respect to the Pledged Units. Unless Pledgee shall otherwise consent in writing, any cash distributions in excess of Permitted Distributions shall be paid over forthwith to the Pledgee to be held by it as Collateral.

ARTICLE 7. RIGHTS OF PLEDGEE.

     If an Event of Default under the Note shall occur and be continuing and Pledgee shall have given 10 days prior written notice to Pledgor and the Company of its intent to exercise its rights under this Article 7: (i) Pledgee shall have the right to apply any Proceeds to the Obligations in such order as it may determine, and (ii) all Pledged Units of Pledgor shall upon written demand by Pledgee be registered in the name of Pledgee or its nominee, and Pledgee or its nominee may thereafter exercise (A) all voting and other rights pertaining to the Pledged Units at any meeting of Members of the Company or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges, or options pertaining to such Pledged Units as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Units upon the merger, consolidation, reorganization,



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

recapitalization, or other fundamental change in the organizational structure of the Company or upon the exercise by Pledgor or Pledgee of any right, privilege, or option pertaining to such Pledged Units, and in connection therewith, the right to deposit and deliver any and all of the Pledged Units with any committee, depository, transfer agent, registrar, or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but Pledgee shall have no duty to exercise any such right, privilege, or option and shall not be responsible for any failure to do so or delay in so doing.

ARTICLE 8. REMEDIES.

     If an Event of Default shall occur and be continuing, Pledgee may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, all rights and remedies of a secured party under the UCC or otherwise available at law or in equity. Without limiting the generality of the foregoing, Pledgee may in such circumstances following at least 10 days prior written notice to Pledgor forthwith collect, receive, appropriate, and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), at one or more times either at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of Pledgee or elsewhere upon commercially reasonable terms and conditions. Pledgee shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization, or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Pledgee hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Pledgee may elect, and only after such application and after the payment by Pledgee of any other amount required by any provision of law, including, without limitation, Section 9.1-615 of the UCC, need Pledgee account for the surplus, if any, to Pledgor. To the extent permitted by applicable law. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

ARTICLE 9. LIMITATION ON DUTIES REGARDING COLLATERAL.

     Pledgee's sole duty with respect to the custody, safekeeping, and physical preservation of the Collateral in its possession, under Section 9.1-207 of the UCC or otherwise, shall be to deal with it in the same manner as Pledgee deals with similar securities and property for its own account. Neither Pledgee nor any of its directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.

ARTICLE 10. GENERAL PROVISIONS.

     Section 10.1 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and are powers coupled with an interest.



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

     Section 10.2 Termination. Upon complete and irrevocable satisfaction of the Obligations, the Pledged Units and instruments of assignment delivered to Pledgee and any Proceeds held by Pledgee shall be redelivered to Pledgor and this Pledge Agreement shall terminate.

     Section 10.3 Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 10.4 Section Headings. The section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     Section 10.5 No Waiver; Cumulative Remedies. Pledgee shall not by any act (except by a written instrument pursuant to Section 10.6 hereof), delay, indulgence, omission, or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Pledgee, any right, power, or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power, or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Pledgee would otherwise have on any further occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     Section 10.6 Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented, or otherwise modified except by a written instrument executed by Pledgor and Pledgee; provided that any provision of this Pledge Agreement may be waived by Pledgee in a letter or agreement executed by Pledgee or by facsimile transmission from and signed by Pledgee. This Pledge Agreement shall be binding upon the successors and assigns of Pledgor and shall inure to the benefit of Pledgee and its successors and assigns. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF INDIANA (REGARDLESS OF THE PRINCIPLES OF CONFLICTS OF LAWS).



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

     IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.


                                    "PLEDGOR"

                                    WHITE RIVER CAPITAL, INC.


                                    By:___________________________
                                          Mark R. Ruh, President



                                 ACKNOWLEDGEMENT



STATE OF INDIANA  )
                  ) SS:
COUNTY OF MARION  )

     Before me, a Notary Public in and for said County and State, personally appeared Mark R. Ruh as President of White River Capital, Inc., an Indiana corporation, who acknowledged execution of the foregoing instrument and who, having been duly sworn, stated that the representations therein contained are true.

     Witness my hand and Notarial Seal this ___ day of _______________, 2005.


______________________     _____________________________________________________
My Commission Expires:     (Signature) Notary Public Residing in Marion County,
                           Indiana


                           _____________________________________________________
                           (Printed Name)






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




ACCEPTED, this ___ day of _____________________, 2005.

                                 "PLEDGEE"

                                 Richard M. DeVos Charitable Lead Annuity
                                 Trust No. 2
                                 By:  Jerry L. Tubergen, Trustee




                                 By:   _________________________________________
                                 Name: Jerry L. Tubergen, solely as
                                       Trustee and not in an individual capacity




                           CONSENT AND ACKNOWLEDGEMENT



Coastal Credit, LLC, a Virginia limited liability company (the "Company"), being the issuer of the units of the Pledgor referenced in the above Pledge Agreement (the "Pledge") hereby consents to the Pledge and acknowledges that it has registered the Pledge in favor of Richard M. DeVos Charitable Lead Annuity Trust No. 2 (the "Pledgee") on its books and records.


                                            COASTAL CREDIT, LLC



                                            By:________________________________
                                               _______________, President



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


                                   SCHEDULE 1

                          DESCRIPTION OF PLEDGED UNITS


|----------------------|--------------------------|-------------------------|
| Name of Issuer       | Percentage of Issued and | Units Owned by Pledgor  |
|                      | Outstanding Units Owned  | Subject to the Pledge   |
|                      | by Pledgor               |                         |
|----------------------|--------------------------|-------------------------|
| Coastal Credit, LLC  |           100%           |          1,000          |
|----------------------|--------------------------|-------------------------|







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